EX-99.906 CERT

CERTIFICATION

Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Name of Registrant: Viking Mutual Funds

Date of Form N-CSR: January 31, 2026

The undersigned, the principal executive officer of Viking Mutual Funds (the “Registrant”), hereby certifies that, with respect to the Form N-CSR referred to above, to the best of his knowledge and belief, after reasonable inquiry:

1.	such Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

IN WITNESS WHEREOF, the undersigned has executed this Certification below, as of the 16th day of March, 2026.

/s/Shannon D. Radke
Shannon D. Radke
Principal Executive Officer

The undersigned, the principal financial officer of the Registrant, hereby certifies that, with respect to the Form N-CSR referred to above, to the best of her knowledge and belief, after reasonably inquiry:

1.	such Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

IN WITNESS WHEREOF, the undersigned has executed this Certification below, as of the 16th day of March, 2026.

/s/ Shelly Nahrstedt
Shelly Nahrstedt
Principal Financial Officer

1